Agreement of Purchase and Sale


To: Vital Baby Innovations Inc. ("Vital")

Dated: May 18, 2004


WHEREAS:

1. Vital carries on a distribution business (the "Business") out of premises located at 1661 Flint Rd, Toronto, Ontario, M3J 2W8

2. On The Go Healthcare, Inc., or an entity designated by On The Go Healthcare, Inc. ("On The Go ") wishes to acquire the Business upon the terms and subject to the conditions hereinafter set forth.


AGREEMENT:

3. The total purchase price for all of the operating assets of the Business, including, inter alia, all work in progress, inventory, furniture, fixtures, supplies and brand licenses, trade marks and all intellectual property is to be $625,432 allocated as follows:

        a) Accounts receivable                              $121,000
        b) Inventory                                         251,000
        c) Property and equipment                              3,432
        d) Goodwill, including the name Vital Baby
           innovations & Heinz Baby Basics                   250,000

4. The purchase price for the assets shall be paid as follows:


        a) $302,660 by assuming the liabilities of Vital allocated as follows:

                 i)  Accounts payable                          269,100
                 ii) Accrued Liabilities                        18,500
                iii) Accrued Discounts                          15,060


        b) The balance of the purchase price for the net assets shale be paid as follows $100,000 by check or bank draft as a deposit upon closing of this transaction, and $50,000 per month until the balance is paid in full. The final balance is subject to any adjustments that may arise subsequent to closing as a result of the realization of the net assets being different than the figures presented in 3(a,b,c) and 4(a).

        c) Consummation of the sale, with payment by the Buyer of the balance as set forth in item "a and b" of the purchase price by the assumption of the liabilities aforesaid, and the execution and delivery of the closing documents will take place on or before June 15, 2004 ("Closing")

5. Vital promises and agrees to convey good, clear, and marketable title to all the assets and property to be sold hereunder, the same to be free and clear of all liens and encumbrances, other than liens and encumbrances directly related to the liabilities being assumed by On The Go. Full possession of said property will be delivered in the same condition that it is now, reasonable wear and tear excected.

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CONDITIONS OF AGREEMENT:

This agreement is conditional upon On The Go, acting reasonably, satisfying itself as to the following matters, and that such matters are true at the time of Closing:

6. That On The Go will agree to retain the employees of the business ("Employees"), and that those Employees shall have agreed to be employed by On The Go on the same terms on which they are currently employed.

7. The balance of the employees of Vital not being hired by On The Go shall be the responsibility of Vital.

8. That the books and records of Vital are correct and accurately reflect the business of Vital in all material aspects.

9. That the material contracts of Vital are assignable to On The Go.


On The Go has completed its due diligence and is satisfied on all matters. All due diligence matters are for the benefit of On The Go and have been waived by On The Go.


10. On Closing, Vital will provide such representations and warranties as counsel for On The Go may reasonably require, stating that they have the authority to sell the Business and that there are no adverse claims that have not been disclosed and that may affect the property, and that they have complied with the provisions of the Bulk Sales Act.

11. The Closing of this transaction is contingent upon the following conditions:

        a) No material adverse change in the business of Vital

        b) Completion of proper legal documentation as required by On The Go's counsel acting reasonably.


Article 1 CONFIDENTIALITY

12. In connection with its due diligence investigations, On The Go agrees not to use any of Vitals' confidential information for any purpose other that the exclusive purpose of evaluating the possibility of entering into a definitive Agreement with the Corporation with respect to the proposed transaction. The term "confidential information" means such information that is not in the public domain that Vital furnishes to On The Go, regardless of whether specifically identified as confidential, but does not include information that is generally in the public domain.

Dated the 18th day of May, 2004

On The Go Healthcare, Inc



/s/Stuart Turk
----------------------------
Stuart Turk - President

Accepted this 18th day of May, 2004


Vital Baby Innovations Inc



/s/David Walt
----------------------------
David Walt - President

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